AMENDED AND RESTATED TRUST AGREEMENT

                  OF FREEDOM FINANCIAL GROUP I STATUTORY TRUST

                                      among

                         FREEDOM FINANCIAL GROUP, INC.,

                         CHRISTIANA BANK & TRUST COMPANY

                               as Delaware Trustee

                                       and

                                 VERN SCHWEIGERT

                               as Regular Trustee

1697555\11697555
                                TABLE OF CONTENTS

Article I DEFINITIONS .........................................................1
         1.1 Definitions ......................................................1

Article II DECLARATION OF TRUST ...............................................4
         2.1 Formation of the Trust............................................4
         2.2 Purpose of the Trust..............................................4
         2.3 Property of the Trust.............................................4
         2.4 Issuance of Preferred Stock.......................................4
         2.5 Acceptance of Conveyance..........................................4
         2.6 Fiscal Year.......................................................4
         2.7 Office............................................................5

Article III TRUST ADMINISTRATION ..............................................5
         3.1 Beneficial Owners; Shares.........................................5
         3.2 Trust Certificates ...............................................5
         3.3 Distributions Prior to Dissolution of the Trust...................7

Article IV DUTIES AND POWERS OF THE TRUSTEES...................................7
         4.1 Appointment of the Trustees.......................................7
         4.2 Term of Service...................................................7
         4.3 Resignation and Removal of Trustee................................8
         4.4 Powers of the Regular Trustee.....................................8
         4.5 Reporting Duties of the Regular Trustee...........................9
         4.6 Investment of the Trust Assets; Tax Liability ....................9
         4.7 Administrative Expenses..........................................10
         4.8 Delaware Trustee................................................. 1

Article V TRUST SUPERVISION COMMITTEE ........................................13
         5.1 Trust Supervision Committee......................................13
         5.2 Committee Members as Beneficial Owners...........................13
         5.3 Actions by Majority Vote.........................................13
         5.4 Resignation and Removal of Committee Members.....................14
         5.5 Powers of the Trust Supervision Committee........................14

Article VI THE REGULAR TRUSTEE AND TRUST SUPERVISION COMMITTEE GENERALLY......14
         6.1 Agreement of Regular Trustee and the Committee Members to
             Serve in those Capacities........................................14
         6.2 No Implied Duties ...............................................14
         6.3 Liabilities of Trust ............................................15
         6.4 No Recourse Against the Regular Trustee, the Committee Members
             or the Trust Supervision Committee...............................15
         6.5 Limitation on Liability..........................................15

         6.6 Reliance on Certificates or Opinions.............................15
         6.7 Discretion of the Regular Trustee, the Committee Members and
             the Trust Supervision Committee .................................15
         6.8 Genuineness of Documents ........................................16
         6.9 Retention of Professionals.......................................16
         6.10 Reliance on the Regular Trustee, the Committee Members or
              the Trust Supervision Committee ................................16
         6.11 Indemnification of Trustees and Agents..........................16
         6.12 Payment of Expenses.............................................17

Article VII TAX PROVISIONS ...................................................17
         7.1 Income Tax Status ...............................................17
         7.2 Tax Returns and Reports .........................................17
         7.3 Withholding......................................................17
         7.4 Tax Duties of the Regular
         Trustee..............................................................17

Article VIII DISSOLUTION .....................................................18
         8.1 Events of Dissolution............................................18
         8.2 Dissolution and Winding Up
         of the Trust ........................................................18

Article IX REPRESENTATIONS AND WARRANTIES OF FREEDOM FINANCIAL GROUP .........18
         9.1 Representations and Warranties ..................................18

Article X GENERAL PROVISIONS .................................................19
         10.1 Interpretation; Headings .......................................19
         10.2 Irrevocability..................................................19
         10.3 Amendments......................................................19
         10.4 Notices.........................................................19
         10.5 Successors and Assigns .........................................20
         10.6 Entire Agreement................................................20
         10.7 Counterparts....................................................21
         10.8 Governing Law...................................................21
         10.9 Severability. ..................................................21
         10.10 Further Assurances ............................................21

Schedule 1       Schedule of Exhibits

Exhibit 1        Beneficial Owners and Shares

Exhibit 2        Investment Guidelines

Exhibit 3        Form of Trust Certificate

                      AMENDED AND RESTATED TRUST AGREEMENT

                     OF FREEDOM FINANCIAL GROUP I STATUTORY

                                      TRUST

         This Amended and Restated Trust Agreement is entered into as of the Effective Date by and among Christiana Bank & Trust Company, a Delaware banking corporation, solely in its capacity as the Delaware Trustee hereunder, Vern Schweigert, an individual solely in his or her capacity as Regular Trustee hereunder, and Freedom Financial Group, Inc., a Delaware corporation. Each of Freedom Financial Group, Inc. and the Trustees may be referred to herein as a "Party" or collectively as the "Parties." Unless otherwise stated, all capitalized terms shall have the meanings set forth in Article I below.

                                    RECITALS

         WHEREAS, the Trust was initially formed on December 16, 2002 by the execution by the Delaware Trustee of a Trust Agreement (the "Initial Trust Agreement") and the filing with the Delaware State Office of the Certificate of Trust;

         WHEREAS, the Trust was formed for the purpose of implementing certain transactions contemplated by the Trustee's Plan of Reorganization;

         WHEREAS, the Trustee's Plan of Reorganization contemplates that the Trust will be established for the benefit of the Participating Creditors to hold as of the Effective Date 9,000,000 shares of Preferred Stock; and

         WHEREAS, the Parties desire to enter into this Trust Agreement to amend and restate in its entirety the Initial Trust Agreement and to provide for the establishment and operation of the Trust as the Preferred Stock Trust contemplated by the Trustee's Plan of Reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereby amend and restate in its entirety the Initial Trust Agreement and hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1      Definitions.

         (a) As used herein, capitalized terms shall have the meaning set forth below unless otherwise stated:

         "Administrative Expenses" shall have the meaning set forth in Section 4.7(c) hereof.

         "Administrative Expense Reserve" shall have the meaning set forth in
Section 4.7(c) hereof.

         "Beneficial Owner" shall mean, as of the Effective Date, each Person who is a Participating Creditor in respect of its Shares and, after the Effective Date, each such Person who continues to hold Shares and each Person to whom Shares have been Transferred in accordance with all terms and restrictions hereof.

         "Certificate of Trust" shall mean the Trust's certificate of trust as filed with the Delaware State Office on December 16, 2002 and any amendments, restatements or corrections thereto.

         "Chapter 11 Trustee" shall mean Vern Schweigert, solely in his capacity as Chapter 11 Trustee in the Reorganization Case, and any permitted successor or assign.

         "Committee Member" shall have the meaning set forth in Section 5.1 hereof.

         "Delaware Act" shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, and any successor statute, each as amended from time to time.

         "Delaware State Office" shall mean the office of the Secretary of State of the State of Delaware.

         "Delaware Trustee" shall mean Christiana Bank & Trust Company, solely in its capacity as Delaware Trustee hereunder, and any permitted successor or assign.

         "Distributable Cash" shall mean all cash received by the Trust in respect of the Preferred Stock or any other Trust Asset whether sales proceeds, dividends or other distributions, redemption proceeds, liquidation preferences or otherwise.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any successor statute, each as amended from time to time.

         "Expenses" shall have the meaning set forth in Section 4.8(d) hereof.

         "IRC" shall mean the Internal Revenue Code of 1986 and any successor statute, each as amended from time to time.

         "Indemnified Persons" shall have the meaning set forth in Section 4.8(d) hereof.

         "Initial Distribution Month" shall have the meaning set forth in
Section 3.3(b) hereof.

         "Initial Trust Agreement" shall have the meaning set forth in the preamble hereto.

         "Investment Company Act" shall mean the Investment Company Act of 1940 and any successor statute, each as amended from time to time.

         "Party" or "Parties" shall have the meaning set forth in the preamble hereto.

         "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Preferred Stock" shall mean the preferred stock of Freedom Financial Group to be issued pursuant to the Trustee's Plan of Reorganization and held by the Trust for the benefit of the Beneficial Owners.

         "Regular Trustee" shall mean Vern Schweigert, solely in his or her capacity as Regular Trustee hereunder, and any permitted successor or assign.

         "Securities Act" shall mean the Securities Act of 1933 and any successor statute, each amended from time to time.

         "Shares" shall mean the shares of beneficial interest into which the beneficial interest in the Trust shall be divided and includes fractions of Shares as well as whole Shares.

         "Transfer" shall mean, when used as a noun, any sale, assignment or other transfer and, when used as a verb, to sell, assign or otherwise transfer and, in each case, includes a transfer by operation of law.

         "Treasury Regulations" shall mean the regulations adopted by the U.S. Department of the Treasury under the IRC as in effect from time to time.

         "Trust" shall mean the Delaware statutory trust formed under the Delaware Act by the Initial Trust Agreement and the filing of the Certificate of Trust and continued by this Trust Agreement.

         "Trust Agreement" shall mean this Amended and Restated Trust Agreement of the Trust as from time to time amended, supplemented, restated or otherwise modified.

         "Trust Assets" shall mean the Preferred Stock held by the Trust and any other property received by the Trust in addition to, in connection with or in exchange therefor and all proceeds of any of the foregoing.

         "Trust Certificate" shall mean a certificate issued by the Trust representing Shares of a Beneficial Interest in the Trust substantially in the form attached hereto as Exhibit 3.

         "Trustees" shall mean the Regular Trustee and the Delaware Trustee collectively (and "Trustee" shall refer to each individually).

         "Trustee's Plan of Reorganization" shall mean the Corrected Trustee's Amended Plan of Reorganization dated October 30, 2001 as approved by the United States Bankruptcy Court for the District of Arizona in Case No. B
01-03105-ECF-RTB, In re: Stevens Financial Group, Inc.

         "Trust Supervision Committee" shall have the meaning set forth in
Section 5.1 hereof.

         (b) Capitalized terms used herein and not herein defined are used as defined in the Trustee's Plan of Reorganization.

                                   ARTICLE II

                              DECLARATION OF TRUST

         2.1 Formation of the Trust. The Trust was formed on December 16, 2002 pursuant to the Initial Trust Agreement and upon the filing of the Certificate of Trust with the Delaware State Office. The Trust has been created pursuant to the Trustee's Plan of Reorganization to act as the Preferred Stock Trust to hold the Preferred Stock and any proceeds thereof for the benefit of Participating Creditors and their permitted successors and assigns as the Beneficial Owners of the Trust. It is the intention of the Parties hereto that the Trust be established under and comply with the Delaware Act, and that this document constitute the governing instrument of the Trust. The Regular Trustee may transact the business and affairs of the Trust in the name "Freedom Financial Group I Statutory Trust."

         2.2 Purpose of the Trust. The sole purpose of the Trust is to distribute the Trust Assets to the Beneficial Owners and otherwise hold the Trust Assets as herein set forth, with no objective to engage in the conduct of a trade or business. Specifically, the purpose of the Trust is: (i) to pay amounts to the Beneficial Owners in accordance with the provisions of the Trustee's Plan of Reorganization and this Trust Agreement; and (ii) to otherwise meet the purposes and requirements stated in the Trustee's Plan of Reorganization and this Trust Agreement. In furtherance of this purpose, the Regular Trustee, subject to the direction of the Trust Supervision Committee, is hereby authorized and directed to take all reasonable and necessary actions to hold the Trust Assets and to distribute the Trust Assets as hereinafter set out, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of the Trustee's Plan of Reorganization and this Trust Agreement.

         2.3 Property of the Trust. The Trust shall hold the legal title to the Trust Assets and shall hold such property in trust to be administered and disposed of by it pursuant to the terms of this Trust Agreement and the Trustee's Plan of Reorganization for the benefit of the Beneficial Owners. The Regular Trustee is authorized to make disbursements and payments from the Trust in accordance with this Trust Agreement and the Trustee's Plan of Reorganization.

         2.4 Issuance of Preferred Stock. Upon the Effective Date, Freedom Financial Group will issue 9,000,000 shares of Preferred Stock to the Trust which shall constitute the initial Trust Property. Freedom Financial Group shall cooperate and take all such actions as the Regular Trustee may deem reasonably necessary or desirable in order fully to effectuate the issuance of the Preferred Stock to the Trust.

         2.5 Acceptance of Conveyance. The Regular Trustee, on behalf of the Trust, is hereby directed to, and the Regular Trustee agrees that it will, accept delivery, on behalf of the Trust, from Freedom Financial Group of the 9,000,000 shares of Preferred Stock constituting the initial Trust Assets.

         2.6 Fiscal Year. The Trust's fiscal year shall end on December 31 of each year, unless the Regular Trustee deems it necessary or appropriate to establish some other date on which the fiscal year of the Trust shall end.

2.7 Office. The principal office of the Trust, and such additional offices as the Regular Trustee may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Regular Trustee may designate from time to time.

                                  ARTICLE III
                              TRUST ADMINISTRATION

3.1      Beneficial Owners; Shares.

         (a) Only Beneficial Owners shall be entitled to any rights, benefits or payments pursuant to this Trust Agreement. A schedule of Beneficial Owners is attached hereto as Exhibit 1 and, as of the Effective Date, each Beneficial Owner shall be deemed to have the number of Shares set forth opposite his, her or its name on Exhibit 1. Each Participating Creditor by receipt and acceptance of a Trust Certificate or any distributions made hereunder shall be deemed a Beneficial Owner of the Trust in respect of its Shares and shall be bound by the terms and conditions of this Trust Agreement, and each Person who becomes a Beneficial Owner after the Effective Date shall be bound by the terms and conditions of this Trust Agreement.

         (b) Ownership of Shares shall entitle the Beneficial Owner thereof to the rights and benefits, subject to the restrictions and limitations, under this Trust Agreement and, except to the extent modified hereby, under the Delaware Act. The Trust shall have nine million (9,000,000) Shares authorized having a par value of $0.0001 per Share, and all authorized Shares will be issued as of the Effective Date. After the Effective Date, no new Shares will be authorized or issued; provided that Shares may be Transferred and Trust Certificates may be reissued as provided herein.

         3.2 Trust Certificates.

         (a) The Shares of each Beneficial Owner shall be evidenced by a Trust Certificate. Each Trust Certificate shall be executed by any one or more of the Committee Members (or by another person designated by the Trust Supervision Committee).

         (b) The Trust shall keep or cause to be kept a register in which, subject to such regulations as the Regular Trustee may adopt, the Trust will provide for the registration of Shares and the registration of Transfers of Shares. The books of the Trust shall be conclusive evidence of the ownership of all Shares. Upon surrender for registration of Transfer of any Trust Certificate, and subject to the further provisions of this Article III and any limitations on Transfer contained elsewhere in this Trust Agreement, the Trust will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Trust Certificates, evidencing the same number of Shares as the Trust Certificate surrendered. Every Trust Certificate surrendered for registration of transfer s hall be duly endorsed, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trust duly executed, by the registered holder thereof or such holder's duly authorized attorney. Upon the Transfer of Shares in accordance with the terms hereof, the transferee thereof shall, when such Transfer has been recorded on the books of the Trust, be deemed to be a Beneficial Owner with respect to the

Shares so Transferred. Until Shares are Transferred in accordance with the terms hereof, the registered holder thereof shall be deemed to be the Beneficial Owner of such Shares for all purposes hereunder and neither the Trust, the Regular Trustee nor any Committee Member shall be affected by any notice to the contrary.

         (c) The Trust shall issue a new Trust Certificate in the case of any Trust Certificate previously issued if the registered holder of the Trust Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Regular Trustee, that a previously issued Trust Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Trust Certificate before the Trust has received notice that the Trust Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) upon request by the Regular Trustee, delivers to the Trust a bond, in form and substance satisfactory to the Regular Trustee, with such surety or sureties and with fixed or open liability as the Regular Trustee may direct, to indemnify the Trust, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Trust Certificate, and (iv) satisfies any other reasonable requirements imposed by the Regular Trustee.

         (d) So long as the Trust shall keep its own register for the registration of Shares and the registration of Transfers of Shares, no service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Trust Certificates and the Beneficial Owner proposing the Transfer shall be responsible for the costs and expenses referenced in clause
(e) below.

         (e) No Transfer of any Shares (or any Trust Certificate representing Shares) shall be made unless such Transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws pursuant to Section 1145 of the United States Bankruptcy Code or otherwise, or is made in accordance with all such requirements of the Securities Act and all such state securities laws. No Transfer of any Shares (or any Trust Certificate representing Shares) shall be made if such proposed Transfer would (i) result in any violation of ERISA, (ii) result in any violation of Section 4975 of the IRC,
(iii) cause any Trust Assets to be deemed to be plan assets (as defined in the regulations of the U.S. Department of Labor) or (iv) cause the Trust to be subject to the Investment Company Act. Any Beneficial Owner shall establish to the reasonable satisfaction of the Trust the satisfaction of all conditions and requirements for the Transfer of any Shares (or any Trust Certificate representing any Shares) set forth herein and, without limiting the generality of the foregoing, in connection with any proposed Transfer the Trust may require an opinion of counsel, in form and substance reasonably satisfactory to the Trust and to be paid for by the Beneficial Owner proposing such Transfer. In addition to the foregoing, in connection with any proposed Transfer of any Shares (or any Trust Certificate representing any Shares), the Trust may require evidence from the Beneficial Owner proposing such Transfer that the Transfer will not affect the tax status of the Trust and will not otherwise adversely affect the interests of the Trust or any Beneficial Owner including, without limitation, as the result of the imposition of any United States federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the prospective transferee of such Transfer) or otherwise impose any additional legal or regulatory requirements or burdens on any

Beneficial Owner, Trustee, Committee Member or the Trust or any other employee or agent thereof.

3.3      Distributions Prior to Dissolution of the Trust.

         (a) All distributions by the Trust prior to the dissolution of the Trust shall be made pursuant to this Section 3.3. Distributions by the Trust after the dissolution of the Trust shall be made pursuant to Section 8.2 hereof.

         (b) Prior to dissolution of the Trust, all Distributable Cash shall be distributed by the Regular Trustee in accordance with this Section 3.3. The Regular Trustee shall make the first distribution hereunder on the fifth business day of the first month in which the Trust has any material amount (in the judgment of the Trust Supervision Committee) of Distributable Cash (the "Initial Distribution Month"). Thereafter, the Regular Trustee shall make distributions, to the extent of material Distributable Cash (in the judgment of the Trust Supervision Committee), on the fifth business day of each three month anniversary of the Initial Distribution Month. All distributions made pursuant to this Section 3.3 shall be payable to the Persons who were Beneficial Owners of record on the first business day of the month in which such distribution is made and shall be made to such Persons in proportion to the Shares owned by each as a Beneficial Owner as of such day.

         (c) Pursuant to Section 4.6 hereof, the Regular Trustee may invest and reinvest cash constituting a part of the Trust Assets, provided that the Regular Trustee shall make all such investments on a short term basis with a view to having the maximum amount of Distributable Cash on hand to make distributions to the Beneficial Owners in accordance with this Section 3.3 and shall liquidate any investments made pursuant to Section 4.6 hereof as necessary to make such distributions.

(d) Notwithstanding anything to the contrary in this Trust Agreement, no distribution shall be made in violation of the Delaware Act or other applicable law.

                                   ARTICLE IV

                        DUTIES AND POWERS OF THE TRUSTEES


4.1      Appointment of the Trustees.

         (a) Regular Trustee. There shall be one (1) Regular Trustee. The initial Regular Trustee shall be Vern Schweigert.

         (b) Delaware Trustee. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. The initial Delaware Trustee shall be Christiana Bank & Trust Company.

4.2 Term of Service. Each Trustee shall serve until the earlier of: (i) its resignation pursuant to Section 4.3(a) hereof (or, in the case of the Delaware Trustee, Section 4.8(f) hereof); (ii) its removal pursuant to Section 4.3(b) hereof; or (iii) the termination of this Trust pursuant to Section 8.1 hereof.

    4.3  Resignation and Removal of Trustee.

         (a) Resignation of Trustee. Each Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to any member of the Trust Supervision Committee at least thirty (30) days prior to the date of resignation set forth in the notice of resignation. Such resignation shall become effective after the day specified in such notice and on the day when a successor Trustee is appointed pursuant to Section 4.3(c) below and the successor Trustee accepts such appointment in writing.

         (b) Removal of Trustee. In addition, each Trustee may be removed with or without cause at any time by written notice signed by the Trust Supervision Committee. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this Trust Agreement which remain due and owing to such Trustee at the time of such removal. Such removal shall be effective when a successor Trustee is appointed pursuant to Section 4.3(c) below and the successor Trustee has accepted the appointment in writing.

         (c) Appointment of a Successor Trustee. If, at any time, a Trustee gives notice of its intent to resign pursuant to this Section 4.3 or shall be removed or shall become incapable of acting, within thirty (30) days thereafter, the Trust Supervision Committee shall choose and appoint a successor Trustee to act under this Trust Agreement. If a successor Trustee shall not have been appointed within such thirty (30) day period, the Trust Supervision Committee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, that a successor Trustee shall have been appointed as provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided above.

         (d) Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder in the form determined by the Trust Supervision Committee. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust hereunder with like effect as if originally named herein from that date forward. No successor Trustee shall be liable personally for any act or omission of any predecessor Trustee.

    4.4 Powers of the Regular Trustee. Subject to the limitations set forth in this Trust Agreement (including the limitation on the authority of the Regular Trustee to Transfer any shares of Preferred Stock without the express direction of the Trust Supervision Committee), the Regular Trustee shall have the power to take any and all actions that, in the Regular Trustee's judgment and discretion, are necessary and proper to fulfill the purposes of the Trust, and shall include the power:

         (a) to receive, hold and administer all the Trust Assets and to have exclusive possession and control thereof for the purposes set forth in Section
2.2 hereof;

         (b) to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Regular Trustee in its individual capacity) that are reasonably incident to the administration of the Trust and which the Regular Trustee, in the exercise of its judgment, believes to be in the best interests of the Trust;

         (c) to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which any reserves or other cash and property of the Trust may be deposited, and draw checks or make withdrawals from such accounts, and to pay or distribute such amounts of the Trust Assets as permitted or required under the Trustee's Plan of Reorganization or this Trust Agreement;

         (d) to employ and compensate attorneys, accountants, appraisers or any successor or other persons whose services may be necessary or advisable in the judgment of the Regular Trustee, to advise or assist the Regular Trustee in the discharge of its duties as Regular Trustee, or otherwise in the exercise of any powers vested in the Regular Trustee, and to pay from the Trust Assets reasonable compensation to such attorneys, accountants, appraisers or other persons;

         (e) to collect and receive any income, proceeds of sale, and distributions derived from or relating to the Trust Assets and to distribute the same to the Beneficial Owners in accordance with the terms of the Trustee's Plan of Reorganization and this Trust Agreement;

         (f) to pay from the Trust Assets any and all necessary expenses attributable or relating to the management, maintenance, administration, preservation or liquidation of the Trust Assets; and

         (g) to sue or be sued in connection with any matter arising from or related to the Trustee's Plan of Reorganization or this Trust Agreement that affects in any way the rights or obligations of the Trust, the Regular Trustee or the Beneficial Owners.

    4.5 Reporting Duties of the Regular Trustee. The Regular Trustee shall submit to the Trust Supervision Committee periodic reports relating to the balance of the Trust Assets, payments made to the Beneficial Owners and the Administrative Expenses of the Trust, as the Trust Supervision Committee shall request. The Trust Supervision Committee on behalf of the Beneficial Owners shall have the right to conduct financial audits of the Trust. The Regular Trustee shall prepare, file and mail, or cause to be prepared, filed and mailed any reports, forms or other information or documents that have to be filed with the Securities and Exchange Commission or with any other governmental unit or agency thereof. The Regular Trustee shall prepare and distribute, or cause to be prepared and distributed any other reports or other information the Regular Trustee determines is necessary or appropriate. The right of the Beneficial Owners to receive reports and other information as set forth in this Trust Agreement is in lieu of the right to access information under Section 3819 of the Delaware Act.

    4.6 Investment of the Trust Assets; Tax Liability. So long as the Trust exists, the Regular Trustee shall, as it deems appropriate, from time to time, invest and reinvest any cash constituting a part of the Trust Assets in accordance with the investment guidelines attached here as Exhibit 2, subject to the requirement to distribute Trust Assets as herein provided. The

         Regular Trustee shall have the right to liquidate any investment held to provide funds necessary to make distributions of the Trust Assets pursuant to this Trust Agreement. The Regular Trustee shall not have any liability for any loss sustained as a result of any investment made pursuant to this Trust Agreement or as a result of any liquidation of any investment prior to its maturity or for electing not to invest or reinvest the Trust Assets. The Trust shall pay from the Trust Assets any and all tax liability arising from the operation of the Trust and shall meet any and all reporting requirements for such investments as provided in Article VII herein. The Regular Trustee shall have the power to exercise all rights with respect to the Trust's investments.

    4.7  Administrative Expenses.


         (a) Authority to Engage Professionals and Administrative Personnel. The Regular Trustee shall have the power to appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, and other professionals, service providers, or consultants as the business of the Trust may reasonably require, and to delegate to such persons such powers and authorities as the fiduciary duties of the Regular Trustee permit and as the Regular Trustee, in its reasonable discretion, deems advisable or necessary to carry out the terms of this Trust Agreement. The Delaware Trustee shall be authorized to employ legal counsel, including the firm of Morris, Nichols, Arsht & Tunnell, in connection with performing its services hereunder.

         (b) Compensation and Expenses of the Regular Trustee. Any compensation to be received by the Regular Trustee shall be determined by the Trust Supervision Committee. The Trust shall reimburse the Regular Trustee as a part of the Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Regular Trustee in connection with the performance of its duties hereunder.

         (c) Administrative Expenses and Payment Thereof. The Regular Trustee shall periodically estimate the funds that are reasonably expected to be necessary to pay administrative expenses incurred or expected to be incurred pursuant to the execution of the Regular Trustee's and the Delaware Trustee's duties ("Administrative Expenses"). Such Administrative Expenses shall include, any compensation of the Regular Trustee, the compensation of the Delaware Trustee and any Trust employees, payment of all professionals and consultants engaged by the Trust, the Regular Trustee or the Delaware Trustee, the reimbursement of reasonable expenses of any Committee Members, and the expenses of operating and administering the Trust. The Regular Trustee shall, from time to time, set aside from the Trust Assets such amounts so determined to be sufficient to pay the Administrative Expenses (the "Administrative Expense Reserve") and shall not use the Administrative Expense Reserve for any other purpose, except as otherwise required by this Trust Agreement. To the extent that the amount of funds in the Administrative Expense Reserve is at any time insufficient, the Regular Trustee shall pay from the Trust Assets all expenses, charges, liabilities and obligations of the Trust, including such debts, liabilities, or obligations as may be payable from the Trust Assets, interest, taxes, assessments, and public charges of every kind and nature, and the costs, charges and expenses in connection with or arising out of the execution or administration of the Trust and the Trust Assets, and such other payments and disbursements as are provided for in the Trustee's Plan of Reorganization or this Trust Agreement or which may be necessary or appropriate charges against the Trust and the Trust Assets, and the Regular Trustee, in its judgment, may, from time to time, make provision by reserve or otherwise, out of the Trust Assets, for such amount or amounts as the Regular Trustee in its judgment may determine to be necessary or appropriate to meet or satisfy unascertained, unliquidated or contingent liabilities of the Trust, the Regular Trustee or the Delaware Trustee.

    4.8  Delaware Trustee.

         (a) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 of the Delaware Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the Parties hereto and each Beneficial Owner that the Delaware Trustee shall have none of the duties or liabilities of any other Trustee of the Trust or any administrator or manager of the Trust or any other person or entity. The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware State Office that the Delaware Trustee is required to execute under Section 3811 of the Delaware Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Beneficial Owner, it is hereby understood and agreed by the other Parties hereto and all Beneficial Owners that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee shall have no duty or liability with respect to the administration of the Trust, the investment of the Trust Property or the payment of dividends or other distributions of income or principal to the Beneficial Owners.

         (b) The Delaware Trustee shall not be liable for the acts or omissions of the Regular Trustee or any administrator or manager of the Trust or any other person or entity, nor shall the Delaware Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Regular Trustee or any administrator or manager of the Trust or the Trust or of any other person or entity under this Agreement or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct. In particular, but not by way of limitation:

              (i) The Delaware Trustee shall not be personally liable for any error of judgment made by a responsible officer of the Delaware Trustee in good faith;

              (ii) No provision of this Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder;

              (iii) Under no circumstance shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

              (iv) The Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the other Parties;

              (v) The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of any governing body of any person as conclusive evidence that such resolution has been duly adopted by such person and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by any officer of the party delivering the certificate, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

              (vi) In the exercise or. administration of its duties hereunder, the Delaware Trustee (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (B) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

              (vii) In accepting and performing its duties hereunder the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee or the Trust by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof.

         (c) The Delaware Trustee shall be paid compensation by the Trust as set forth in a separate fee agreement. In addition, the Trust shall reimburse the Delaware Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Delaware Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of its counsel and agents).

         (d) The Trust shall be liable for, and hereby agrees to indemnify, defend and hold harmless the Delaware Trustee and any of the shareholders, officers, directors, employees and agents of the Delaware Trustee (the "Indemnified Persons") from and against, any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses that are held by a court of competent jurisdiction in a final, nonappealable proceeding to be the result of the willful misconduct or bad faith of such Indemnified Person. As security for any amounts owing to the Delaware Trustee hereunder, the Delaware Trustee shall have a lien against the Trust Property, which lien shall be prior to the rights of any beneficial owner of the Trust. The obligations of the Trust under this Section shall survive the termination of this Agreement and the resignation or removal of the Delaware Trustee.

         (e) To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified hereunder.

         (f) Notwithstanding anything to the contrary herein, if any amounts shall be due and owing to the Delaware Trustee hereunder and remain unpaid for more than ninety (90) days, the Delaware Trustee shall immediately be entitled to resign by notice to any member of the Trust Supervision Committee. Such resignation shall not relieve the Trust of any liability or obligation to the Delaware Trustee.

                                   ARTICLE V

                           TRUST SUPERVISION COMMITTEE

    5.1 Trust Supervision Committee. There shall be a Trust Supervision Committee, which shall have three (3) members (each, a "Committee Member" and collectively, the "Trust Supervision Committee"). Upon execution of this Trust Agreement, Gary Lipscomb, Jerry Fenstermaker and Vern Schweigert shall be the Committee Members and constitute the Trust Supervision Committee. Immediately following the first annual shareholders meeting of Freedom Financial Group, each member of the Trust Supervision Committee will be subject to removal and replacement by the Board of Directors of Freedom Financial Group and each member of the Trust Supervision Committee shall thereafter serve for a one year term. At the expiration of the one year term of each member of the Trust Supervision Committee, the Board of Directors of Freedom Financial Group will designate the new members of the Trust Supervision Committee, provided that if designated by the Board of Directors of Freedom Financial Group, a member of the Trust Supervision Committee may serve for more than one consecutive one-year term. The resignation, removal, incapacity or death of any or all of the Committee Members, governed by Section 5.4 below, shall not operate to dissolve or terminate the Trust.

    5.2 Committee Members as Beneficial Owners. The Committee Members may be Beneficial Owners.

    5.3 Actions by Majority Vote. Unless otherwise specified herein, any action required or permitted to be taken by the Trust Supervision Committee pursuant to this Trust Agreement shall be taken by the affirmative vote at a meeting or by written consent of not less than a majority of the Committee Members. The Trust Supervision Committee shall meet at such times and places as the Trust Supervision Committee deems necessary or appropriate. The Trust Supervision Committee may delegate any of their powers or duties to an individual Committee Member or a subcommittee of Committee Members, as the Trust Supervision Committee deems necessary or appropriate. In carrying out any of the powers or duties delegated to them, such officers, employees, professionals, agents and representatives shall be entitled to the same rights, claims and protections as the Committee Members would have had with respect thereto.

    5.4  Resignation and Removal of Committee Members.

         (a) Resignation. A Committee Member may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the other Committee Members at least thirty (30) days prior to the date of resignation set forth in the notice of resignation.

         (b) Removal. Members of the Trust Supervision Committee may be removed with or without cause by the Board of Directors of Freedom Financial Group

         (c) Appointment of Successor Committee Member. If a vacancy in the Trust Supervision Committee occurs whether by death or pursuant to Sections 5.4(a) or 5.4(b) above, the Board of Directors of Freedom Financial Group shall promptly appoint a successor.

    5.5 Powers of the Trust Supervision Committee. Notwithstanding anything to the contrary in this Trust Agreement, the administration and management of the Trust will be subject to the decisions of the Trust Supervision Committee and the Trust Supervision Committee may direct the Regular Trustee with respect to all actions regarding the Trust Property. Without limiting the generality of the foregoing, the Regular Trustee shall have no power or authority to Transfer, by operation of law or otherwise, any shares of the Preferred Stock held by the Trust except at the express direction of the Trust Supervision Committee; provided, further, however, that the Trust Supervision Committee has no power or authority to, and agrees that it will not, (i) Transfer, by operation of law or otherwise fewer than all of the shares of Preferred Stock held by the Trust or
(ii) Transfer, by operation of law or otherwise, the shares of Preferred Stock held by the Trust except in connection with a transaction involving the sale of all or substantially all of the equity or assets of Freedom Financial Group.

                                   ARTICLE VI

                    THE REGULAR TRUSTEE AND TRUST SUPERVISION
                               COMMITTEE GENERALLY

    6.1 Agreement of Regular Trustee and the Committee Members to Serve in those Capacities. The Regular Trustee and each of the Committee Members agree to act as the Regular Trustee and the Committee Members, respectively, of the Trust pursuant to the terms of the Trustee's Plan of Reorganization and this Trust Agreement. The Regular Trustee and the Committee Members shall have and shall exercise the rights and powers granted in this Trust Agreement and shall be charged solely with the performance of the duties declared in this Trust Agreement on the part of the Regular Trustee and the Committee Members, respectively. The Regular Trustee also agrees to receive and disburse all funds actually received by the Regular Trustee constituting part of the Trust Assets pursuant to the terms of the Trustee's Plan of Reorganization and this Trust Agreement.

    6.2 No Implied Duties. The Regular Trustee, the Committee Member and the Trust Supervision Committee shall not manage, control, use, sell, dispose, collect or otherwise deal with the Trust Assets or otherwise take any action hereunder except as expressly provided in this Trust Agreement, and no implied duties or obligations at law, in equity or otherwise, whatsoever of the Regular Trustee, the Committee Member or the Trust Supervision Committee shall be read into this Trust Agreement. Except as otherwise expressly provided in this Trust Agreement, the Regular Trustee, the Committee Member and the Trust Supervision Committee shall have no duties or obligations under any law, including without limitation, laws or statutes otherwise applicable to trustees or trusts in equity or otherwise.

    6.3  Liabilities of Trust. The Trust, the Regular Trustee, Committee
Members and the Trust Supervision Committee shall have no liabilities whatsoever except (a) in accordance with this Trust Agreement and (b) the obligation to pay and reimburse the Trustees, the Committee Member and the Trust Supervision Committee and the officers, employees, professionals, agents and representatives of the Trust in accordance with this Trust Agreement.

    6.4 No Recourse Against the Regular Trustee, the Committee Members or the Trust Supervision Committee. No recourse shall ever be had, directly or indirectly, against the Regular Trustee, the Committee Member or the Trust Supervision Committee or any of the officers, employees, professionals, agents or representatives of the Trust, whether by legal, equitable or other proceedings, by virtue of any law, statute, regulation or otherwise, or by virtue of any indebtedness of the Trust, it being expressly understood and agreed that all liabilities of the Trust shall be enforceable only against, and be satisfied only out of, the Trust Assets or shall be evidence only of a right to payment out of the Trust Assets, as the case may be.

    6.5 Limitation on Liability. No provision of the Trustee's Plan of Reorganization or this Trust Agreement shall be construed to impose any liability upon the Trustees, the Committee Members or the officers, employees, professionals, agents or representatives of the Trustees or the Trust unless it shall be proven that the actions or omissions of such persons or entity constituted willful misconduct or bad faith in the exercise of, or failure to exercise, any right or power under the Trustee's Plan of Reorganization or this Trust Agreement.

    6.6 Reliance on Certificates or Opinions. In the absence of willful misconduct on the part of the Regular Trustee, the Committee Members or the Trust Supervision Committee, each of the Regular Trustee, the Committee Members and the Trust Supervision Committee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any certificates or opinions conforming to the requirements of the Trustee's Plan of Reorganization or this Trust Agreement furnished to one of them by another of them.

    6.7  Discretion of the Regular Trustee, the Committee Members and the
Trust Supervision Committee. Except as otherwise expressly provided in the Trustee's Plan of Reorganization or this Trust Agreement, the Regular Trustee, the Committee Members and the Trust Supervision Committee, within the limitations and restrictions expressed and imposed in the Trustee's Plan of Reorganization and this Trust Agreement, may act freely under all or any of the rights, powers and authority conferred in the Trustee's Plan of Reorganization or this Trust Agreement in all matters concerning the Trust and the Trust Assets, after forming their respective business judgment based upon the circumstances of any particular question or situation as to the course to pursue, without the necessity of obtaining the consent or permission or authorization of the Beneficial Owners; and the rights, powers and authority conferred on the Regular Trustee and the Committee Members by the Trustee's Plan of Reorganization and this Trust Agreement are conferred in contemplation of such freedom of business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Regular Trustee, each Committee Member and the Trust Supervision Committee shall not be liable for any error of judgment, unless it shall be proved that the Regular Trustee or such Committee Member or the Trust Supervision Committee, respectively, acted in a manner which constituted willful misconduct or bad faith.

    6.8 Genuineness of Documents. The Regular Trustee, the Committee Members or the Trust Supervision Committee and the officers, employees, professionals, agents and representatives of the Regular Trustee and/or the Trust may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by them to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

    6.9 Retention of Professionals. The Regular Trustee may consult with legal counsel and with independent public accountants and other professionals or experts. The Regular Trustee and the Committee Members shall not be liable for any action taken or suffered by any of them or omitted to be taken by any of them without willful misconduct in reliance on any opinion or certification of such accountants or in accordance with the advice of such counsel or other professionals or experts, provided that such accountants, counsel and experts were selected and retained in accordance with this Trust Agreement.

    6.10 Reliance on the Regular Trustee, the Committee Members or the Trust Supervision Committee. No entity dealing with the Regular Trustee or the Committee Members or the Trust Supervision Committee or any other officers, employees, professionals, agents or representatives of the Trust shall be obligated to see to the application of any funds, securities, or other property paid or delivered to any of them or the Trust or to inquire into the expediency or propriety of any transaction or the right, power or authority of the Regular Trustee, the Committee Members or the Trust Supervision Committee to enter into or consummate any transaction upon such terms as the Regular Trustee, the Committee Members or the Trust Supervision Committee deem necessary or appropriate. Entities dealing with the Regular Trustee or the Committee Members or the Trust Supervision Committee and the officers, employees, professionals, agents or representatives of the Trust shall look only to the Trust Assets to satisfy any liability incurred by any of them to such entities in carrying out the terms of the Trustee's Plan of Reorganization and this Trust Agreement, and the Regular Trustee and the Committee Members and the Trust Supervision Committee and the officers, employees, professionals, agents or representatives of the Regular Trustee or the Trust shall have no personal, individual or corporate obligation to satisfy any such liability.

    6.11 Indemnification of Trustees and Agents. The Trust shall indemnify and hold harmless to the full extent of the Trust Assets any entity who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such entity is or was a Trustee or one of the Committee Members or an officer, employee, professional, agent or representative of a Regular Trustee or the Trust, from and against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such entity in connection with such action, suit or proceeding, including appeals thereof, if such entity acting without willful misconduct in the exercise and performance of any power or duties of such entity in accordance with the Trustee's Plan of Reorganization and this Trust Agreement.

    6.12 Payment of Expenses. Expenses (including attorneys' fees) incurred in defending any action, suit or proceeding referred to above may be paid by the Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by the Trustee or a Committee Member or officer, employee, professional, agent or representative of the Trust to repay such amount if it shall ultimately be determined that such entity is not entitled to be indemnified.

                                  ARTICLE VII

                                 TAX PROVISIONS

    7.1 Income Tax Status. Parties intend that the Trust shall be treated as a "grantor trust" governed by Section 671 of the IRC and not as a "business entity" as that term is defined under Treasury Regulations Section 301.7701-2(a) and the Parties agree to cause the Trust to comply with the applicable provisions of the IRC and the Treasury Regulations in the manner necessary to effect the intention of the Parties as set forth above that the Trust be accorded such treatment and each Beneficial Owner agrees not to take any action inconsistent with such treatment. Subject to the foregoing, the Regular Trustee is authorized to take any action that may be necessary or appropriate to (i) maximize any potential tax benefit to the Beneficial Owners and (ii) minimize any potential tax liability of the Beneficial Owners arising out of the operations of the Trust. For all federal income tax purposes, consistent valuations shall be used by the Trust for the transferred Trust Assets.

    7.2 Tax Returns and Reports. The Regular Trustee shall cause to be prepared and timely filed, at the cost and expense of the Trust, such tax returns with the Internal Revenue Service (and any state or local taxing authorities) as may be required by law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within the later of forty-five (45) days after the end of each calendar year and forty-five (45) days after receiving a request from a Beneficial Owner, the Trust shall cause to be prepared and mailed to a Beneficial Owner such tax returns, reports or schedules as may be required by law and such other information as may be reasonably requested by such Beneficial Owner in writing to enable such Beneficial Owner to complete and file his, her, or its federal, state and local income and other tax returns.

    7.3 Withholding. The Trust may withhold from the amount distributable from the Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Trust with respect to the amount distributable or to be distributed as required by any income tax law of the United States or any regulation promulgated thereunder, or as required by any state or political subdivision or entity by reason of any distribution.

    7.4 Tax Duties of the Regular Trustee. The Regular Trustee shall cause a Federal Employer Identification Number ("FEIN") for the Trust to be obtained and shall cause annual income tax returns to be filed on behalf of the Trust on the basis of a December 31 year end. The Regular Trustee shall take all steps necessary to ensure that any tax obligations imposed upon the Trust are paid and otherwise comply with any reporting obligation of the Trust. To the extent necessary to satisfy this objective, the Regular Trustee is hereby authorized, among other things: (1) to obtain a tax identification number for the Trust; (2) to communicate with the Internal Revenue Service and state and local taxing authorities on behalf of the Trust; (3) to make payment of taxes on behalf of the Trust (which taxes will be paid out of the Trust Assets); and (4) to file all applicable tax returns for the Trust.

                                  ARTICLE VIII

                                  DISSOLUTION

    8.1 Events of Dissolution. The Trust shall be dissolved upon the earlier to occur of the following:

         (a) the distribution of all of the Trust Assets to the Beneficial Owners as set forth in the Trustee's Plan of Reorganization and this Trust Agreement; or

         (b) the vote, at any time after the one year anniversary of the Effective Date, of at least two-thirds of the common stock of Freedom Financial Group;

    8.2  Dissolution  and  Winding Up of the Trust.

         (a) Upon the dissolution of the Trust pursuant to Section 8.1(b) above, the Regular Trustee, after satisfaction of all liabilities to creditors of the Trust as provided in the Delaware Act, shall distribute the Preferred Stock held by the Trust and any other remaining Trust Assets to the Beneficial Owners in proportion to their respective Shares.

         (b) Upon the dissolution of the Trust pursuant to Section 8.1(a) above or upon the dissolution of the Trust pursuant to Section 8.1(b) above and completion of the winding up of the Trust's affairs pursuant to Section 8.2(a) above, a certificate of cancellation canceling the Certificate of Trust shall be filed with the Delaware State Office, which certificate of cancellation shall be executed by the Regular Trustee.

                                   ARTICLE IX

            REPRESENTATIONS AND WARRANTIES OF FREEDOM FINANCIAL GROUP

    9.1 Representations and Warranties. Freedom Financial Group hereby represents and warrants to the Trust, for the benefit of the Beneficial Owners, as follows:

         (a) Freedom Financial Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to issue the Preferred Stock to the Trust and carry on its business as now conducted and proposed to be conducted;

         (b) The Preferred Stock issued to the Trust is duly authorized, validly issued, fully paid and non-assessable;

         (c) The Preferred Stock issued to the Trust constitutes all of the preferred stock of Freedom Financial Group and Freedom Financial Group has not issued or authorized any equity interests other than its common stock and the Preferred Stock issued to the Trust; and

         (d) Preferred Stock will be issued pursuant to Section 1145 of the United States Bankruptcy Code.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 Interpretation; Headings. Except where the context otherwise requires, words importing the masculine shall include the feminine and the neutral and vice versa, if appropriate; words importing the singular number shall include the plural number and vice versa; and the word "including" and similar terms shall be deemed to mean "including, without limitation." The section headings contained in this Trust Agreement are inserted for conveniences only and shall not affect in any way the meaning or interpretation of this Trust Agreement.

         10.2 Irrevocability. Upon the Effective Date, the Trust shall not be revocable by any Party or any Beneficial Owner.

         10.3 Amendments. No modification or amendment of any provision of the Trust Agreement shall be valid unless the same is in writing and signed by the Regular Trustee, and the Trust Supervision Committee; provided that no amendment shall impair materially the rights of the Beneficial Owners of the Trust without the consent of a majority in interest of the Beneficial Owners; provided, further, that no amendment shall adversely affect the rights, duties, obligations, liabilities or immunities of the Delaware Trustee without the consent of the Delaware Trustee.

         10.4 Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes: (i) if mailed, three (3) calendar days after being deposited, postage prepaid, in the United States Mail, and sent via registered or certified mail; (ii) if delivered by overnight express courier, one (1) business day after being delivered to such courier; or (iii) if delivered in person or via facsimile subject to written confirmation of transmission, the same day as the delivery, provided that notices issued to the Trust shall be deemed received on the date actually received by the Trust. Notice to the Trust Supervision Committee shall be deemed notice to the Beneficial Owners and the Trust Supervision Committee shall forward, or cause to be forwarded, any notices to the Beneficial Owners at their addresses on the books and records of the Trust to the extent the Trust Supervision Committee shall determine to be appropriate. Notices shall be addressed as follows:

If to Freedom Financial Group:             Copy to:
-----------------------------              -------
Freedom Financial Group                    Osborn Maledon PA
3042 E. Elm                                2929 North Central Ave.
Springfield, MO 65802                      Twenty-First Floor
Fax: (417) 841-1200                        Phoenix, AZ 85012
Attn: Jerry Fenstermaker                   Fax: (602) 640-6047
                                           Attn: C. Taylor Ashworth

If to the Regular Trustee:
-------------------------
Biltmore Associates                        Copy to:
1121 East Missouri Avenue                  --------
Suite 100                                  Osborn Maledon PA
Phoenix, AZ 85016                          2929 North Central Ave.
Fax: (602) 604-2335                        Twenty-First Floor Phoenix, AZ 85012
Attn: Vern Schweigert                      Fax: (602) 640-6047
                                           Attn: C. Taylor Ashworth
If to the Trust Supervision Committee
or any Committee Member:
If to Freedom Financial Group:
------------------------------
Freedom Financial Group                    Osborn Maledon PA
3042 E. Elm                                2929 North Central Ave.
Springfield, MO 65802                      Twenty-First Floor Phoenix, AZ 85012
Fax: (417) 841-1200                        Fax: (602) 640-6047
Attn: Jerry Fenstermaker                   Attn: C. Taylor Ashworth

If to the Delaware Trustee:
--------------------------
Debra A. Balliet
Trust Officer
Christiana Bank & Trust Company
1314 King Street
P.O. Box 957 Wilmington, DE 19899-0957 Fax: (302)421-9015 (fax) Attn: Corporate Trust Department

    10.5 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Trust Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Trust Supervision Committee.

    10.6 Entire Agreement. This Trust Agreement and the Trustee's Plan of Reorganization (including the documents, exhibits and attachments referred to herein) contain the complete and entire understanding of the Parties with respect to the subject matter hereof, and no changes shall be recognized as valid unless they are made as required by Section 10.3 herein. The event of any conflict between the terms of the Trustee's Plan of Reorganization and the terms of this Trust Agreement, pursuant to the Trustee's Plan of Reorganization, the Bankruptcy Court retains jurisdiction to resolve such conflict.

   10.7 Counterparts. This Trust Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

   10.8 Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property,
(iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

   10.9 Severability. Any term or provision of this Trust Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, or the validity or the enforceability of the remaining terms and provisions, unless the invalidity or unenforceability of such provision will materially change the purpose or effect of this Trust Agreement.

   10.10 Further Assurances. Each Party shall execute, acknowledge, deliver, file and record any and all such writings and take any and all such other actions, as each other Party may consider reasonably necessary, appropriate or helpful in order to further evidence, effectuate, secure and perfect the benefits to be afforded to the Beneficial Owners as contemplated in this Trust Agreement and the Trustee's Plan of Reorganization.

                                    * * * * *

                            (signature pages follow)

         IN WITNESS WHEREOF, the Parties hereto have caused this Trust Agreement to be duly executed as of the date set forth in the preamble hereto by their authorized representative as indicated below.


                                               FREEDOM FINANCIAL GROUP, INC.


                                               By: /s/ Jerry Fenstermaker
                                                  ------------------------------
                                               Name: Jerry Fenstermaker
                                               Title: President

                                               VERN SCHWEIGERT,
                                               as Regular Trustee


                                               By: /s/ Vern Schweigert
                                                  ------------------------------
                                               Name: Vern Schweigert
                                               Title: Regular Trustee

                                               CHRISTIANA BANK & TRUST COMPANY,
                                               as Delaware Trustee


                                               By: /s/ Debra A. Balliet
                                                  ------------------------------
                                               Name: Debra A. Balliet
                                               Title: Trust Officer

                                   SCHEDULE 1

                              SCHEDULE OF EXHIBITS


Exhibit 1            -        Beneficial Owners and Shares

Exhibit 2            -        Investment Guidelines

Exhibit 3            -        Form of Trust Certificate

                                    EXHIBIT 1

                          BENEFICIAL OWNERS AND SHARES

                                 attached hereto

                                    EXHIBIT 2

                              INVESTMENT GUIDELINES

I. United States-Direct Obligations (e.g., Treasury Bills, Notes and Bonds). Any United States direct obligation that has a maturity of not more than 3 months from the date of purchase.

II. Government Agencies and Instrumentalities-Direct or Indirect Obligations (e.g., notes issued by the Federal Home Loan Bank and Federal National Mortgage Association). Any government agency or instrumentality direct or indirect obligation that has a maturity of not more than 3 months from the date of purchase.

III. Commercial Paper. Any commercial paper note of a foreign or domestic corporation that has a maturity of not more than three months and that is rated no lower than A-1 by S&P or P-1 by Moody's.

IV. Medium Term Notes. Any promissory note of a domestic corporation that has a maturity of not more than 3 months from the date of purchase and that is rated not lower than A by S&P or Moody's.

V. Bank Securities. Any foreign or domestic banker's acceptance, certificate of deposit, time deposit or note that has a maturity of not more than 3 months from the date of purchase and that is rated no lower than A by Moody's or S&P.

VI. Municipal Securities. Any issue that includes direct or indirect obligations of any state, county, city or other qualifying entity. A short-term issue may be rated no lower than MIG 1 or SP-1; a long-term issue may be rated no lower than A by S&P or Moody's. Issues must have a maturity or redemption option of not more than 3 months from the date of purchase.

VII. Money Market Fund. Any money market fund that has minimum net assets of $500 million and an average portfolio maturity of not more than 180 days.

VIII. Other (e.g., U.S. dollar asset-backed securities, private placements, U.S. dollar obligations of foreign governments, supra-national organizations, and domestic and foreign corporations). Any other investment that has a maturity of not more than 3 months from the date of purchase and that is rated no lower than A by Moody's or S&P.

                                      2-1

                                    EXHIBIT 3

                            FORM OF TRUST CERTIFICATE

                                 attached hereto




                                      3-1